EX-99.(g)(36)

200 West Street | New York, New York 10282-2198

Tel: 212-902-1000

June 10, 2015

State Street-Bank and Trust-Company

Attn: Mark Mailloux

Channel Center

One Iron St

Boston, MA 02110

Re: Additional Funds to Custodian Contract

Ladies and Gentlemen:

Reference is hereby made to the Custodian Contract dated as of July 15, 1991 by and among Goldman Sachs Trust, Goldman Sachs Trust II, Goldman Sachs MLP Income Opportunities Fund, Goldman Sachs MLP and Energy Renaissance Fund, Cayman Commodity-FIMS, Ltd. (f/k/a the Goldman Sachs Cayman Commodity-FIMS Fund Ltd.) and Cayman Commodity-TTIF, Ltd. (f/k/a the Goldman Sachs Cayman Commodity TTIF Fund Ltd.) (collectively, the “GS Parties”) and State Street Bank and Trust Company (“State Street”), as amended, modified and supplemented from time to time (the “Custodian Contract”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Contract.

We hereby advise you that Goldman Sachs Trust II has established four new series of shares to be known as Goldman Sachs Multi-Manager Global Equity Fund, Goldman Sachs Multi-Manager Real Assets Strategy Fund, Multi-Manager International Equity Fund and Multi-Manager U.S. Dynamic Equity Fund (each, a “Fund” and collectively, the “Funds”). The GS Parties hereby request that the Funds be added to the Custodian Contract and that, accordingly, you act as Custodian of each of the Funds under the terms thereof.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one and retaining one copy for your records.

Sincerely,

GOLDMAN SACHS TRUST

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Treasurer & Principal Financial Officer

GOLDMAN SACHS TRUST II

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Treasurer & Principal Financial Officer

GOLDMAN SACHS MLP INCOME OPPORTUNITIES FUND

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Treasurer & Principal Financial Officer

GOLDMAN SACHS MLP AND ENERGY RENAISSANCE FUND

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Treasurer & Principal Financial Officer

CAYMAN COMMODITY-FIMS, LTD. (F/K/A GOLDMAN SACHS CAYMAN COMMODITY-FIMS FUND LTD.)

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Director

CAYMAN COMMODITY-TTIF, LTD. (F/K/A GOLDMAN SACHS CAYMAN COMMODITY – TTIF FUND LTD.)

By:	/s/ Scott M. McHugh
Name:	Scott M. McHugh
Title:	Director

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Gunjan Kedia
Name:	Gunjan Kedia
Title:	Executive Vice President